                                                                     Exhibit 3.1

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                          DEL GLOBAL TECHNOLOGIES CORP.

                            UNDER SECTION 805 OF THE
                            BUSINESS CORPORATION LAW

      DEL GLOBAL TECHNOLOGIES CORP. (the "Corporation"), a corporation organized and existing under and by virtue of the Business Corporation Law of the State of
New York, does hereby certify as follows:

      1.    The name of the  corporation  is Del Global  Technologies  Corp. The name under which the corporation was formed is Del Electronics Corp.

      2.    The certificate of incorporation of the Corporation was filed by the
Department of State on October 26, 1954.

      3.    The amendment of the certificate of  incorporation  effected by this certificate of amendment is as follows:

            To increase the number of authorized  shares of common  stock,  $.10 par value, from twenty million  (20,000,000) shares to fifty million
            (50,000,000) shares, $.10 par value.

      4.    To accomplish  the  foregoing  amendment,  paragraph  "Third" of the certificate  of  incorporation  of the  Corporation is hereby amended to read as follows:

            "THIRD:  the aggregate number of shares which the Corporation  shall have  authority  to issue is Fifty  Million  (50,000,000)  shares of common stock, $.10 par value."

      5.    The amendment of the certificate of incorporation of the Corporation effected by this certificate, in accordance with the provisions of Sections 801,
803 and 805 of the Business  Corporation  Law of the State of New York, was duly authorized  by vote of the Board of  Directors of the  Corporation  at a meeting held on September  25, 2006,  followed by vote of a majority of all  outstanding shares  entitled  to vote  thereon  which  were  cast at a  special  meeting  of shareholders held on November 17, 2006.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, we have hereunto signed this certificate this 17th day of November,  2006, and affirmed that the statements  made herein are true under penalties of perjury.

                                             DEL GLOBAL TECHNOLOGIES CORP.

                                             By: /s/ James A. Risher
                                                 -------------------------------
                                                 James A. Risher
                                                 President and Chief Executive
                                                 Officer

                                             By: /s/ Mark A. Zorko
                                                 -------------------------------
                                                 Mark A. Zorko
                                                 Secretary

 SIGNATURE PAGE TO THE CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION